EXHIBIT 99.1

Predictive Oncology Inc. Appoints Dan Handley, M.S., Ph.D. to Board of Directors

MINNEAPOLIS, Feb. 21, 2020 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI) (“Predictive Oncology” or “the Company”), a data and artificial intelligence (“AI”) driven discovery services company that provides predictive models of tumor drug response to improve clinical outcomes for patients, today announced that its Board of Directors has unanimously appointed Dan Handley, M.S., Ph.D., to the Board.

Dr. Handley serves as a Professor and the Director of the Clinical and Translational Genome Research Institute of Southern California University of Health Sciences. Previously, he was the Chief Scientific Officer of the Clinical and Translational Genome Research Institute, a Florida 501(c)3 non-profit corporation. During that time, he also held a courtesy faculty appointment in the Department of Biological Sciences at Florida Gulf Coast University. He previously served as the Chief Scientific Officer for Advanced Healthcare Technology Solutions, Inc., Life-Seq, LLC, as a senior researcher at the Procter & Gamble Co., a senior administrator, researcher, and laboratory manager at the David Geffen UCLA School of Medicine, and as a founding biotechnology inventor for the National Genetics Institute. He holds a B.A. in Biophysics from Johns Hopkins University, an M.S. in Logic and Computation from Carnegie Mellon University, a Ph.D. in Human Genetics from the University of Pittsburgh. He completed his post-doctoral training at Magee-Women’s Research Institute researching advanced genomic technologies applied to fetal and maternal health. He is a decorated veteran of the U.S. Navy, having served as a nuclear propulsion instructor and a submarine nuclear reactor operator.

“Predictive Oncology is once again very fortunate to announce another exemplary addition to our Board of Directors,” said Dr. Carl Schwartz, CEO of Predictive Oncology, “Dan Handley has a varied and strong background, including interaction with Carnegie Mellon University and Magee-Women’s Research Institute both leaders in their respective fields and closely associated with our Helomics division. I greatly anticipate working with Dan and benefitting from his knowledge and experience.”

About Predictive Oncology Inc.

Predictive Oncology (Nasdaq: POAI) operates through three segments (Domestic, International and other), which contain four subsidiaries; Helomics, TumorGenesis, Skyline Medical and Skyline Europe. Helomics applies artificial intelligence to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. Helomics’ CLIA-certified lab provides clinical testing that assists oncologists in individualizing patient treatment decisions, by providing an evidence-based roadmap for therapy. In addition to its proprietary precision oncology platform, Helomics offers boutique CRO services that leverage its TruTumor™, patient-derived tumor models coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and an AI-powered proprietary bioinformatics platform to provide a tailored solution to its clients’ specific needs. Predictive Oncology’s TumorGenesis subsidiary is developing a new rapid approach to growing tumors in the laboratory, which essentially “fools” cancer cells into thinking they are still growing inside a patient. Its proprietary Oncology Discovery Technology Platform kits will assist researchers and clinicians to identify which cancer cells bind to specific biomarkers. Once the biomarkers are identified they can be used in TumorGenesis’ Oncology Capture Technology Platforms which isolate and help categorize an individual patient’s heterogeneous tumor samples to enable the development of patient specific treatment options. Helomics and TumorGenesis are focused on ovarian cancer. Predictive Oncology’s Skyline Medical division markets its patented and FDA cleared STREAMWAY System, which automates the collection, measurement and disposal of waste fluid, including blood, irrigation fluid and others, within a medical facility, through both domestic and international divisions. The company has achieved sales in five of the seven continents through both direct sales and distributor partners. For more information, please visit www.predictive-oncology.com.

Forward-looking Statements

Certain of the matters discussed in the press release contain forward-looking statements that involve material risks to and uncertainties in the Company’s business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include (i) risks related to the recent merger with Helomics, including the fact that the combined company will not be able to continue operating without additional financing; possible failure to realize anticipated benefits of the merger; costs associated with the merger may be higher than expected; the merger may result in disruption of the Company’s and Helomics’ existing businesses, distraction of management and diversion of resources; and the market price of the Company’s common stock may decline as a result of the merger; (ii) risks related to our partnerships with other companies, including the need to negotiate the definitive agreements; possible failure to realize anticipated benefits of these partnerships; and costs of providing funding to our partner companies, which may never be repaid or provide anticipated returns; and (iii) other risks and uncertainties relating to the Company that include, among other things, current negative operating cash flows and a need for additional funding to finance our operating plan; the terms of any further financing, which may be highly dilutive and may include onerous terms; unexpected costs and operating deficits, and lower than expected sales and revenues; sales cycles that can be longer than expected, resulting in delays in projected sales or failure to make such sales; uncertain willingness and ability of customers to adopt new technologies and other factors that may affect further market acceptance, if our product is not accepted by our potential customers, it is unlikely that we will ever become profitable; adverse economic conditions; adverse results of any legal proceedings; the volatility of our operating results and financial condition; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; Predictive’s ability to implement its long range business plan for various applications of its technology; Predictive’s ability to enter into agreements with any necessary marketing and/or distribution partners and with any strategic or joint venture partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of Predictive’s technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC, which are available for review at www.sec.gov. This is not a solicitation to buy or sell securities and does not purport to be an analysis of Predictive’s financial position. See Predictive’s most recent Annual Report on Form 10-K, and subsequent reports and other filings at www.sec.gov.

Contact:

Bob Myers
651-389-4800
bmyers@skylinemedical.com